Exhibit (p)(22)

LOMBARDIA CAPITAL PARTNERS, LLC

CODE OF ETHICS

STATEMENT OF GENERAL POLICY

This Code of Ethics (“Code”) has been adopted by Lombardia Capital Partners, LLC (“LCP”) and is designed to comply with Rule 204A-1 under the Investment Advisers Act of 1940 (“Advisers Act”).

The Code is designed to ensure that high ethical standards are followed by all employees. The purpose of the Code is to preclude activities which may lead to or give the appearance of conflicts of interest, insider trading, and other forms of prohibited or unethical business conduct. The excellent name and reputation of LCP are a direct reflection of the conduct of each employee.

The provisions of the Code are not all-inclusive. Rather, they are intended as a guide for LCP employees in their conduct. In those situations where an employee may be uncertain as to the intent or purpose of the Code, he or she is advised to consult with the Chief Compliance Officer. The Chief Compliance Officer may grant exceptions to certain provisions contained in the Code only in those situations when it is clear beyond dispute that the interests of our clients will not be adversely affected or compromised. All questions arising in connection with personal securities trading should be resolved in favor of the client even at the expense of the interests of employees.

LCP has a fiduciary duty to the clients that requires individuals associated with LCP to act for the benefit of the clients. The Code is based on the fundamental principles of openness, integrity, honesty, professionalism, and trust.

LCP requires that its personnel adhere to the Code and the federal securities laws as a basic condition of employment at LCP. All LCP personnel are required to promptly report any violations of the Code to LCP’s Chief Compliance Officer. If you have any questions about the propriety of any activity, you should consult with LCP’s Chief Compliance Officer or other responsible LCP personnel.

The Chief Compliance Officer will review the Code at least annually. He will also periodically report to LCP senior management to document compliance with the Code.

DEFINITIONS

All terms defined by reference to Rule 204A-1, the 1940 Advisers Act, or otherwise shall have the same meaning as they have in the Rule and the Act and shall be interpreted as modified by or interpreted by orders of the Securities and Exchange Commission (“Commission”), by rules, regulations, or releases adopted or issued by the Commission, or other interpretative releases or letters issued by the Commission or its staff.

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1)	Access person is a supervised person who has access to nonpublic information regarding any clients’ purchase or sale of securities, is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic. The primary business of LCP is providing investment advice, and as a result, the following is true:

a)	All employees of LCP are considered access persons.

b)	Since providing investment advice is our primary business, all of our directors, officers, and partners are considered access persons.

2)	Account means accounts of any employee and includes accounts of the employee’s immediate family members and any account in which he or she has a direct or indirect beneficial interest, such as trusts and custodial accounts or other accounts in which the employee has a beneficial interest or exercises investment discretion.

3)	Automatic investment plan means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

4)	Beneficial ownership means a direct or indirect “pecuniary interest” (as defined under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934) in a security. This term generally means the opportunity directly or indirectly to profit or share in any profit derived from a transaction in a security. An employee is presumed to have beneficial ownership of any family member’s account.

5)	Family member means any relative by blood or marriage living in the employee’s household or significant other cohabiting in the employee’s household.

6)	Federal securities laws means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury.

7)	Front running means trading by employees in advance of large trades by LCP in anticipation of profiting from the price movement that follows the large trade.

8)	Fund means an investment company registered under the Investment Company Act.

9)	Initial public offering means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

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10)	Private or limited offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or 77d(6) or rules 504, 505, or 506.

11)	Purchase or sale of a security means, among other things, the writing of an option to purchase or sell a security.

12)	Reportable fund means:

a)	Any fund for which we serve as an investment adviser as defined in section 2(a)(20) of the Investment Company Act of 1940 (15 U.S.C. 80a-2(a)(20)) (i.e., in most cases we must be approved by the fund’s board of directors before we can serve); or

b)	Any fund whose investment adviser or principal underwriter controls, is controlled by, or is under common control with LCP. For purposes of this section, control has the same meaning as it does in section 2(a) (9) of the Investment Company Act of 1940.

13)	Reportable security means any security as defined in section 202(a)(18) of the Advisers Act, except that it does not include:

a)	Transactions and holdings in direct obligations of the Government of the United States;

b)	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

c)	Shares issued by money market funds;

d)	Transactions and holdings in shares of other types of open-end registered mutual funds, unless LCP or a control affiliate acts as the investment adviser or principal underwriter for the fund; and

e)	Transactions in units of a unit investment trust if the unit investment trust is invested exclusively in mutual funds, unless LCP or a control affiliate, acts as the investment adviser or principal underwriter for the fund.

14)	Rumor mongering means spreading false information to manipulate markets and generate interest in a particular security or securities.

15)	Supervised person means directors, officers, and partners of LCP (or other persons occupying a similar status or performing similar functions); employees of LCP; and any other person who provides advice on behalf of LCP and is subject to LCP’s supervision and control.

STANDARDS OF BUSINESS CONDUCT

LCP places the highest priority on maintaining its reputation for integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in LCP and its employees by our clients is something we value and endeavor to protect. The following Standards of Business Conduct sets forth policies and procedures to achieve these goals. The Code is intended to comply with the various provisions of the Advisers Act and also requires that all LCP employees comply with the various applicable provisions of the Investment Company Act of 1940, as amended, the

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Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and applicable rules and regulations adopted by the Commission.

Section 204A-1 of the Advisers Act requires the establishment and enforcement of policies and procedures reasonably designed to prevent the misuse of material, nonpublic information by investment advisers. Such policies and procedures are contained in the Code. The Code also contains policies and procedures with respect to personal securities transactions of all LCP’s employees. These procedures cover transactions in a reportable security in which an employee has a beneficial interest or in accounts over which the employee exercises control as well as transactions by family members of the employee.

The Code establishes rules of conduct for all employees of LCP and is designed to, among other things; govern personal securities trading activities in the accounts of employees. The Code is based upon the principle that LCP and its employees owe a fiduciary duty to LCP’s clients to conduct their affairs, including their personal securities transactions, in such a manner as to avoid (i) serving their own personal interests ahead of clients, (ii) taking inappropriate advantage of their position with LCP, and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility. Examples of conduct to avoid include, but are not limited to, front-running and rumor mongering (See Definitions).

All information regarding LCP’s clients is confidential. Information may only be disclosed when the disclosure is consistent with LCP’s policy and the client’s direction. Accordingly, except as required in the normal course of carrying out business responsibilities, employees are prohibited from revealing information relating to the investment intentions or activities of any client or securities that are being considered for purchase or sale for any client. The requirement of confidentiality remains in effect even after the employee has terminated his or her employment with LCP.

Pursuant to Section 206 of the Advisers Act, both LCP and its employees are prohibited from engaging in fraudulent, deceptive, or manipulative conduct. All employees must comply with applicable federal securities laws. Compliance with this section involves more than acting with honesty and good faith alone. It means LCP has an affirmative duty of utmost good faith to act solely in the best interest of its clients.

LCP and its employees are subject to the following specific fiduciary obligations when dealing with clients:

•	The duty to have a reasonable, independent basis for the investment advice provided;

•	The duty to obtain best execution for a client’s transactions where LCP is in a position to direct brokerage transactions for the client;

•	The duty to ensure that investment advice is suitable to meeting the client’s individual objectives, needs and circumstances; and

•	A duty to be loyal to clients.

In meeting its fiduciary responsibilities to its clients, LCP expects every employee to demonstrate the highest standards of ethical conduct for continued employment with LCP. Strict compliance with the provisions of the Code shall be considered a basic condition of employment with LCP.

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LCP’s reputation for fair and honest dealing with its clients has taken considerable time to build. This standing could be seriously damaged as the result of even a single securities transaction being considered questionable in light of the fiduciary duty owed to our clients. Employees are urged to seek the advice of the Chief Compliance Officer, or his designee, for any questions about the Code or the application of the Code to their individual circumstances. Employees should also understand that a material breach of the provisions of the Code may constitute grounds for disciplinary action, including termination of employment with LCP.

Section 206 of the Advisers Act makes it unlawful for LCP or its agents or employees to employ any device, scheme, or artifice to defraud any client or prospective client, or to engage in fraudulent, deceptive, or manipulative practices. The Code contains provisions that prohibit these and other enumerated activities that are reasonably designed to detect and prevent violations of the Code, the Advisers Act, and rules thereunder.

SERVICE AS A DIRECTOR

No employee shall serve on the board of directors of any publicly traded company without prior authorization by the Chief Compliance Officer based upon a determination that such board service would be consistent with the interest of LCP’s clients. Where board service is approved, LCP shall implement a “Chinese Wall” or other appropriate procedure (including permanently placing the security of the company on a restricted list) to isolate such person from making decisions relating to the company’s securities.

PROHIBITION AGAINST INSIDER TRADING

Introduction

Trading securities while in possession of material, nonpublic information or improperly communicating that information to others may expose LCP and its employees to stringent penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or ten (10) years imprisonment. The Commission can recover the profits gained or losses avoided through the illegal trading, impose a penalty of up to three (3) times the illicit windfall, and/or issue an order permanently barring the offender from the securities industry. Finally, LCP and its employees may be sued by investors seeking to recover damages for insider trading violations.

The rules contained in the Code apply to securities trading and information handling by LCP’s employees and their family members.

The law of insider trading is unsettled and continuously developing. An individual legitimately may be uncertain about the application of the rules contained in the Code in a particular circumstance. Often, a single question can avoid disciplinary action or complex legal problems. You must notify the Chief Compliance Officer immediately if you have any reason to believe that a violation of the Code has occurred or is about to occur.

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General Policy

No employee may trade, either personally or on behalf of others (such as investment funds and private accounts managed by LCP) while in the possession of material, nonpublic information, nor may any personnel of LCP communicate material, nonpublic information to others in violation of the law.

1)	What is Material Information?

Information is material where there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this includes any information the disclosure of which will have a substantial effect on the price of a company’s securities. No simple test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. For this reason, you should direct any questions about whether information is material to the Chief Compliance Officer.

Material information often relates to a company’s results and operations, including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

Material information also may relate to the market for a company’s securities. Information about a significant order to purchase or sell securities may, in some contexts, be material. Prepublication information regarding reports in the financial press also may be material. For example, the United States Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information about The Wall Street Journal’s “Heard on the Street” column.

You should also be aware of the Commission’s position that the term “material, nonpublic information” relates not only to issuers but also to LCP’s securities recommendations and client securities holdings and transactions.

2)	What is Nonpublic Information?

Information is “public” when it has been disseminated broadly to investors in the marketplace. For example, information is public after it has become available to the general public through a public filing with the Commission or some other government agency, the Dow Jones “tape” or The Wall Street Journal or some other publication of general circulation and after sufficient time has passed so that the information has been disseminated widely.

3)	Identifying Inside Information

Before executing any trade for yourself or others, including investment funds or private accounts managed by LCP (“Client Accounts”), you must determine whether you have access to material, nonpublic information. If you think that you might have access to material, nonpublic information, you should take the following steps:

•	Report the information and proposed trade immediately to the Chief Compliance Officer.

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•	Do not purchase or sell the securities on behalf of yourself or others, including investment funds or private accounts managed by LCP.

•	Do not communicate the information inside or outside LCP, other than to the Chief Compliance Officer.

•	After the Chief Compliance Officer has reviewed the issue, LCP will determine whether the information is material and nonpublic and, if so, what action LCP will take.

You should consult with the Chief Compliance Officer before taking any action. This degree of caution will protect you, our clients, and LCP.

4)	Contacts with Public Companies

Contacts with public companies may represent an important part of our research efforts. LCP may make investment decisions on the basis of conclusions formed through such contacts and analysis of publicly available information. Difficult legal issues arise, however, when, in the course of these contacts, an LCP employee or other person subject to the Code becomes aware of material, nonpublic information. This could happen, for example, if a company’s Chief Financial Officer prematurely discloses quarterly results to an analyst, or an investor relations representative makes selective disclosure of adverse news to a handful of investors. In such situations, LCP must make a judgment as to its further conduct. To protect yourself, our clients and LCP, you must contact the Chief Compliance Officer immediately if you believe that you may have received material, nonpublic information.

5)	Tender Offers

Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary gyrations in the price of the target company’s securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule which expressly forbids trading and “tipping” while in the possession of material, nonpublic information regarding a tender offer received from the tender offer or, the target company or anyone acting on behalf of either. LCP employees and others subject to the Code should exercise extreme caution any time they become aware of nonpublic information relating to a tender offer.

6)	Restricted/Watch Lists

Although LCP does not typically receive confidential information from portfolio companies, it may, if it receives such information, take appropriate procedures to establish restricted or watch lists in certain securities.

The Chief Compliance Officer may place certain securities on a “restricted list.” All LCP employees are prohibited from personally, or on behalf of an advisory account, purchasing or selling securities during any period they are listed. Securities issued by companies about which a number of LCP employees are expected to regularly have material, nonpublic information should generally be placed on the restricted list. The Chief Compliance Officer shall take steps to immediately inform all employees of the securities listed on the restricted list.

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The Chief Compliance Officer may place certain securities on a “watch list.” Securities issued by companies about which a limited number of LCP employees possess material, nonpublic information should generally be placed on the watch list. The list will be disclosed only to the Chief Compliance Officer and a limited number of other persons who are deemed necessary recipients of the list because of their roles in compliance.

PERSONAL SECURITIES TRANSACTIONS

General Policy

LCP has adopted the following principles governing personal investment activities by LCP’s employees:

•	The interests of client accounts will at all times be placed first;

•	All personal securities transactions will be conducted in such manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility; and

•	Employees must not take inappropriate advantage of their positions.

Prohibition on Participation in IPOs

No employee shall acquire any beneficial ownership in any securities in an Initial Public Offering (“IPOs”) for his or her account, as defined herein.

Pre-Clearance Required for Private or Limited Offerings

No employee shall acquire any beneficial ownership in any securities in a private offering or limited offering for his or her account unless the offering is managed by his or her employer of record. For this exception, the employee must complete and submit the Prior Approval Form (see Appendix 1) to the Chief Compliance Officer. The employee must provide the Chief Compliance Officer with full details of the proposed transaction, which, if approved in writing, will be subject to continuous monitoring for possible future conflicts. Failure to obtain the required approvals will result in cancellation of your transaction. Losses incurred by you as the result of the cancellation of unapproved trading will be charged to the account in question. Profits in trades that were not pre-cleared must be given to a charitable organization.

Prohibition on Short-Term Trading Profits

Unless an exception is granted, no employee shall profit in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 30 calendar days. The Chief Compliance Officer may allow exceptions on a case-by-case basis when no abuse is involved and the equities of the situation strongly support an exception.

Exceptions must be in writing and may take the form of a simple email with an explanation of why an exception should be made. Examples of possible exceptions include but are not limited to trading out of a security in which an employee is experiencing a substantial loss or occasional short-term trading in a security that is not part of any LCP product. However, if an exception is made to trade out of a losing security, the employee will not be allowed to reenter that same security until after the 30-day window.

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Employees should consider seeking an exception as an extraordinary event. Frequent requests for exemptions will be grounds for suspension of the privilege of trading personal accounts.

This prohibition does not apply to securities that are not required to be pre-cleared.

In cases where an employee does have a short-term trading profit where the transaction(s) were not approved by the Chief Compliance Officer, disgorgement of these profits to a chartable organization is required. In these cases, sanctions will be considered (see “Reporting Violations and Sanctions” below) depending on the facts and circumstances.

Timing of Personal Transactions

No employee may purchase or sell, directly or indirectly, any security in which the employee or an affiliate account has, or by reason of the transaction acquires, any direct or indirect beneficial ownership if the employee knows or reasonably should know that the security, at the time of the purchase or sale (i) is being considered for purchase or sale on behalf of any client account; or (ii) is being actively purchased or sold on behalf of any client account.

If LCP is purchasing, selling, or considering purchasing or selling any security on behalf of a client account, no employee may effect a transaction in that security prior to the client trade having been completed by LCP, or until a decision has been made not to purchase or sell the security on behalf of the client account.

Pre-Clearance Procedures

1)	Pre-Approval for Personal Security Transactions. All employees must wait two (2) full business days after the last purchase or sale of a reportable security for any client before executing a personal trade in the same security. Further, employees must not execute a personal trade in a reportable security that is anticipated to trade for any client in the next two (2) full business days.

Before executing any personal security transaction, the employee must seek verification with the Chief Compliance Officer that no trading in the security has occurred either in the previous two business days or is anticipated during the next two business days by submitting a Trade Approval Authorization Form (see Appendix 2) to the Chief Compliance Officer. If the Form is completed incorrectly, it will be returned to the employee for corrections. Upon signing the Form, the employee also certifies that he or she is not in possession of any material, nonpublic information as described in the section above, Prohibition of Insider Trading.

Upon receipt of the Trade Approval Authorization Form, the Chief Compliance Officer will produce a Master Transaction Summary for all client accounts to ensure no transaction has been executed in the reportable security the previous two (2) days. Next, the Chief Compliance Officer will produce a Security Cross Reference to determine if LCP holds the reportable security. Next, the Chief Compliance Officer contacts the Portfolio Manager responsible for securities of similar capitalization to ensure there are no planned transactions in the reportable security and to ensure it has not been discussed recently in an Investment

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Committee Meeting as a buy or sell candidate. Finally, the Chief Compliance Officer will interview the Operations Manager, Head Trader, and a Client Service representative to ensure there are no anticipated client fundings, withdrawals, or rebalances.

The Chief Compliance Officer maintains an Employee Trade Log of all requested personal trades and electronic copies of all Trade Approval Authorization Forms. The log is updated for every personal transaction request. After the requisite number of days has passed, the Chief Compliance Officer produces a Master Transaction Summary for all client accounts to ensure compliance with LCP’s blackout period. The results are logged in the Employee Trade Log.

When the employee receives the signed Trade Approval Authorization Form back from the Chief Compliance Officer, the approval is valid for that trading day only. If the employee desires to trade the same security any future day, the employee must submit a new Trade Approval Authorization Form to the Chief Compliance Officer.

The preceding paragraphs are not applicable to transactions for a client that is a private investment partnership or company or registered investment company and that is partially or wholly owned by employees of LCP.

In the case where approval is given by the Chief Compliance Office for a personal security transaction and subsequently a funding, withdrawal, or rebalance is requested by a client inside the two (2) post-trade days that involves the same security, the Chief Compliance Officer, in his discretion, may revoke his approval of the trade. If the trade has already been executed by the employee, the Chief Compliance Officer, in his discretion after consultation with the Chief Executive Officer, will take appropriate actions. Personal trades executed within this two (2) day, post-approval window are not considered a violation of the Code if the client request could not be anticipated.

The Chief Compliance Officer must have his transaction(s) approved by a member of the Management Committee, after following all the same procedures as any other employee.

2)	Undue Influence: Disclosure of Personal Interest. No employee shall cause or attempt to cause any client to purchase, sell, or hold any security in a manner calculated to create any personal benefit to the employee. No employee shall recommend any securities transactions for a client without having disclosed his or her interest, if any, in such securities or the issuer thereof, including, without limitation, (i) his or her beneficial ownership of any securities of the issuer, (ii) any position with the issuer or its affiliates, and (iii) any present or proposed business relationship between the issuer or its affiliates, on the one hand, and such person or any party in which such person has a significant interest, on the other hand.

3)	Corporate Opportunities. All employees are expressly prohibited from taking personal advantage of any opportunity properly belonging to a client.

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Pre-Clearance Exemptions

There are certain exemptions to the pre-clearance requirement of personal securities transactions for LCP employees. Although these transactions do not require pre-clearance, items number three (3) through nine (9) are subject to Reporting Requirements. The following is the list of pre-clearance exemptions:

1)	Transactions effected for securities held in any account over which the person has no direct or indirect influence or control;

2)	Transactions effected pursuant to an automatic investment plan;

3)	Purchases effected upon exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuers, and sales of such rights so acquired.

4)	Acquisition of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, and other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities;

5)	Open end investment company shares other than shares of investment companies advised by LCP or its affiliates or sub-advised by LCP;

6)	Unit investment trusts;

7)	Exchange-traded funds that are based on a broad-based securities index;

8)	Futures and options on currencies or on a broad-based securities index; and

9)	Other non-volitional events, such as assignments of options or exercise of an option at expiration.

Reporting Requirements

Every access person shall provide initial and annual holdings reports and quarterly transaction reports to the Chief Compliance Officer that must contain the information described below.

1)	Initial Holdings Report. Every employee shall, no later than ten (10) days after joining LCP, file an initial holdings report (see Appendix 3) containing the following information. The information described below must be current as of a date no more than forty-five (45) days before the person became an employee.

a)	The security name and exchange ticker symbol or CUSIP number, type of security, number of shares, and principal amount of each reportable security in which the employee or family member has any direct or indirect beneficial ownership;

b)	The name of any broker, dealer, or bank with whom the employee or family member maintained an account in which any securities (including but not limited to reportable securities) were held for the direct or indirect beneficial ownership; and

c)	The date the employee or family member submits the report.

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2)	Annual Holdings Report. Every employee shall, at least once each twelve (12) month period by a date specified by the Chief Compliance Officer, file an annual holdings report (see Appendix 3) containing the same information required in the initial holdings report as described above. The information submitted must be current as of a date no more than forty-five (45) days before the annual report is submitted.

3)	Quarterly Transaction Reports. Every employee must, no later than thirty (30) days after the end of each calendar quarter, file a quarterly transaction report (see Appendix 4) with respect to any transaction during the quarter in a reportable security in which the employee or family member had any direct or indirect beneficial ownership. The report must contain the following information:

a)	The date of the transaction, the security name, and the exchange ticker symbol or CUSIP number, interest rate and maturity date (if applicable), the number of shares, and the principal amount of each reportable security involved;

b)	The nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

c)	The price of the reportable security at which the transaction was effected;

d)	The name of the broker, dealer, or bank with or through whom the transaction was effected; and

e)	The date the employee submits the report.

4)	Exempt Transactions. An employee is not required to submit a report with respect to:

a)	Transactions effected for securities held in any account over which the employee or family member has no direct or indirect influence or control;

b)	Transactions effected pursuant to an automatic investment plan;

c)	A quarterly transaction report if the report would duplicate information contained in duplicate confirmations or brokerage account statements that LCP holds in its records so long as LCP receives the confirmations or statements no later than 30 days after the end of the applicable calendar quarter.

5)	Duplicate Brokerage Confirmations and Statements and Confidentiality. All employees must provide to the Chief Compliance Officer or his designee, on a timely basis, duplicate copies of brokerage confirmations of all personal securities transactions and copies of periodic statements for all securities accounts. The preferred delivery method for duplicate brokerage confirmations and statements is direct mailing from the broker, dealer, or bank that has custody of the employees’ accounts. All employees are responsible to ensure their broker, dealer, or bank has appropriate directions on file to ensure LCP receives duplicate confirmations and statements. As some brokers, dealers, or banks require a letter directly from the employer, the Chief Compliance Officer will provide letters to the appropriate entity upon request.

All employees must certify annually that their duplicate brokerage confirmations and statements for all their accounts are being sent to LCP. It is each employee’s responsibility to instruct his or her broker, dealer, or bank to deliver duplicate brokerage confirmations and statements at the time of account opening.

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The information contained in duplicate brokerage confirmation and statements will be maintained in confidence, except to the extent necessary to implement and enforce the provisions of the Code or to comply with requests for information from government agencies.

6)	Monitoring and Review of Personal Securities Transactions. The Chief Compliance Officer or his designee will monitor and review all reports required under the Code for compliance with LCP’s policies regarding personal securities transactions and applicable Commission rules and regulations. The Chief Compliance Officer may also initiate inquiries of employees regarding personal securities trading. All employees are required to cooperate with such inquiries and any monitoring or review procedures employed by LCP. All reports for accounts of the Chief Compliance Officer will be reviewed by the Chief Executive Officer or his designee.

ENTERTAINMENT AND GIFTS

Employees may attend business meals, sporting events, and other entertainment events at the expense of a giver, as long as the expense is reasonable and not lavish or extravagant in nature. When attending events mentioned above with the giver, the expense is considered entertainment and must be reported to the Chief Compliance Officer on a quarterly basis (see Appendix 5). While there is no prohibited dollar amount for entertainment, you must be circumspect in the event(s) you are attending and the amounts that are being spent on your behalf.

When attending events mentioned above without the giver, the expense is considered a gift. Employees are prohibited from accepting gifts that cumulatively exceed $300 in fair value from one particular source during the calendar year. All employees must file a quarterly gift report (see Appendix 5) certifying whether any gifts were received. Employees must be cognizant of the $300 gift limitation and are responsible for informing the giver when the gift value has reached $300.

Gifts received in the name of the firm (year-end food baskets, for example) and are shared among the employees are exempted from the reporting requirement.

If you receive a gift that exceeds $300, you must report it immediately to the Chief Compliance Officer. The gift may need to be returned to the giver. Failure to follow these procedures could result in possible sanctions outlined in the “Reporting Violations and Sanctions” section below.

OTHER MATTERS

It should be noted that the following policies are addressed or referenced in detail in LCP’s Compliance Manual, which is acknowledged by employees at time of hire, annually, and when there are material updates.

•	Marketing and Promotional Activities;

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•	Political and Charitable Contributions;

•	Confidentiality of Client Information; and

•	Other Outside Activities.

CERTIFICATION

Initial Certification

All employees will be provided with a copy of the Code and must initially certify in writing to the Chief Compliance Officer that they have: (i) received a copy of the Code; (ii) read and understand all provisions of the Code; (iii) agreed to abide by the Code; and (iv) reported all account holdings as required by the Code (see Appendix 6).

Acknowledgement of Amendments

All employees shall receive any amendments to the Code and must certify to the Chief Compliance Officer in writing that they have: (i) received a copy of the amendment; (ii) read and understood the amendment; and (iii) agreed to abide by the Code as amended.

Annual Certification

All employees must annually certify in writing to the Chief Compliance Officer that they have: (i) read and understood all provisions of the Code; (ii) complied with all requirements of the Code; and (iii) submitted all holdings and transaction reports as required by the Code.

Further Information

Employees should contact the Chief Compliance Officer regarding any inquiries pertaining to the Code or the policies established herein.

MAINTENANCE OF RECORDS

The Chief Compliance Officer shall maintain and cause to be maintained in a readily accessible place the following records:

•	A copy of any Code of Ethics adopted by LCP pursuant to Advisers Act Rule 204A-1 which is or has been in effect during the past five (5) years;

•	A record of any violation of LCP’s Code and any action that was taken as a result of such violation for a period of five (5) years from the end of the fiscal year in which the violation occurred;

•	A record of all written acknowledgements of receipt of the Code and amendments thereto for each person who is currently, or within the past five (5) years was, an employee, which shall be retained for five years after the individual ceases to be an employee of LCP;

•	A copy of each report made pursuant to Advisers Act Rule 204A-1, including any brokerage confirmations and account statements made in lieu of these reports;

•	A list of all persons who are, or within the preceding five (5) years have been, employees; and

Page 14 of 15	Last Modified: August 22, 2013

Code Of Ethics	Lombardia Capital Partners, LLC

•	A record of any decision and reasons supporting such decision to approve an employees’ acquisition of securities in IPOs and limited offerings within the past five years after the end of the fiscal year in which such approval is granted.

REPORTING VIOLATIONS AND SANCTIONS

All employees shall promptly report to the Chief Compliance Officer all apparent violations of the Code.

The Chief Compliance Officer shall promptly report to the Chief Executive Officer all apparent material violations of the Code. When the Chief Compliance Officer finds that a violation otherwise reportable to the Chief Executive Officer could not be reasonably found to have resulted in a fraud, deceit, or a manipulative practice in violation of Section 206 of the Advisers Act, he may, in his discretion, submit a written memorandum of such finding and the reasons therefore to a reporting file created for this purpose in lieu of reporting the matter to the Chief Executive Officer.

The Chief Executive Officer shall consider reports made to him hereunder and shall determine whether or not the Code has been violated and what sanctions, if any, should be imposed. Possible sanctions may include verbal reprimands, a letter of censure, disgorgement of profits obtained in connection with a violation, monetary fine or assessment, restrictions on future personal trading, suspension or termination of the employee’s employment with LCP and/or referral to civil or criminal authorities.

Page 15 of 15	Last Modified: August 22, 2013

APPENDIX 1

PRIOR APPROVAL FORM

LOMBARDIA CAPITAL PARTNERS, LLC

As an employee of Lombardia Capital Partners, my family members and I must follow the Code of Ethics and seek prior written approval before investing in a Private Offering or a Limited Offering.

plans to invest in
(print name of investor)

                                                                                                                                                                    , which is

a Private Offering / Limited Offering (circle one).

As required by the Code, I/we understand that I/we must obtain prior written approval of this investment to avoid any material conflict of interest with a client. If you conclude that there is no material conflict of interest, please indicate your prior approval of this investment by signing below.

Submission Date:

Expected Execution Date:

Requested by:
(Printed Name)

Signature:
(Signed Name)

APPROVAL	GRANTED / REJECTED
(circle one)

Approval Expiration Date:

Signed Date:

Signature:
Chief Compliance Officer

Signed by:

Last Modified: September 9, 2010

APPENDIX 2

TRADE APPROVAL AUTHORIZATION FORM

LOMBARDIA CAPITAL PARTNERS, LLC

Submission Date:

Expected Execution Date:

Account #:

Requested by:
(Printed Name)

Signed by:
(Signed Name)

I hereby request authorization to trade in the following securities by completing the bolded sections below. By signing this form, I also certify that I am not in possession of any material, nonpublic information as described in the Code of Ethics section entitled, Prohibition of Insider Trading. Furthermore, I certify that the securities I am selling have not been purchased within the last 30 days.

BUY SELL
Name:	Ticker:	CUSIP:

Number of		If Sell, Date of Last
Shares:	Current Price:	Purchase:

Approved:	Date Approved:	Date to Execute:

BUY SELL
Name:	Ticker:	CUSIP:

Number of		If Sell, Date of Last
Shares:	Current Price:	Purchase:

Approved:	Date Approved:	Date to Execute:

BUY SELL
Name:	Ticker:	CUSIP:

Number of		If Sell, Date of Last
Shares:	Current Price:	Purchase:

Approved:	Date Approved:	Date to Execute:

BUY SELL
Name:	Ticker:	CUSIP:

Number of		If Sell, Date of Last
Shares:	Current Price:	Purchase:

Approved:	Date Approved:	Date to Execute:

Last Modified: September 21, 2011

APPENDIX 3

INITIAL AND ANNUAL HOLDINGS REPORT

LOMBARDIA CAPITAL PARTNERS, LLC

FOR THE PERIOD ENDING :	_______________________________

EMPLOYEE NAME:	_______________________________

BROKERAGE ACCOUNTS:

BROKER NAME	ACCOUNT NAME	ACCOUNT NUMBER

SECURITIES HELD:

NAME OF SECURITY	TICKER/CUSIP	TYPE (STOCK OR BOND)	QUANTITY	PRINCIPAL AMOUNT	BROKER/DEALER OR BANK

I certify that the list above (or the attached statements) includes all accounts and securities of which I am the beneficial owner. Such accounts and securities may include all accounts belonging to family members.

Last Modified: February 18, 2010
signature	date

APPENDIX 4

QUARTERLY TRANSACTION REPORT

LOMBARDIA CAPITAL PARTNERS, LLC

Name: __________________________________

(Printed Name)

Quarterly Transaction Report for                                Quarter

(1st , 2nd , 3rd , 4th)                   (Year)

Trade Date	Security Name	Ticker or CUSIP	Buy(B) Sell(S)	Quantity	Price	Principal Amount	Interest Rate/ Maturity Date	Executing Party (Broker/Dealer, Bank, etc.)

☐	NO ACTIVITY THIS QUARTER; OR

☐	I certify that the above list of transactions includes all securities of which I am a beneficial owner. Such accounts and securities may include accounts belonging to members of my immediate family; OR

☐	I certify that the attached statement(s) plus any transaction(s) listed above (private equity investments not in your statements) includes all transactions in all securities of which I am a beneficial owner. Such accounts and securities may include accounts belonging to members of my immediate family.

Signature:	Date Submitted:	_____________________________
Last Modified: February 18, 2010

APPENDIX 5

QUARTERLY GIFT & ENTERTAINMENT REPORT

LOMBARDIA CAPITAL PARTNERS, LLC

Name: __________________________________

(Printed Name)

Quarterly Gift & Entertainment Report for                                    Quarter

            (1st, 2nd, 3rd, 4th)                             (Year)

Date Received	Name of Item Giver	Company of Item Giver	Description of Item Received	Fair Market Value of Gift
$
$
$
$
$
$
$
$
$
$

☐	NO ACTIVITY THIS QUARTER; OR

☐	I certify that the above list of gifts and/or entertainment includes all gifts and/or entertainment I received during the quarter.

Signature:	Date Submitted:	_____________________________

Last Modified: June 3, 2010

APPENDIX 6

CODE OF ETHICS ACKNOWLEDGEMENT FORM

LOMBARDIA CAPITAL PARTNERS, LLC

I hereby acknowledge receipt of the Lombardia Capital Partners’ Code of Ethics and certify that I have read it, that I understand it, and that I agree to abide by it. I hereby represent that all my personal securities transactions will be effected in compliance with the Code.

I also confirm that I have instructed all brokerage firms where I maintain an account to supply duplicate copies of my trade confirmations and monthly and quarterly brokerage account statements to LCP’s Chief Compliance Officer and reported to the Chief Compliance Officer all transactions in which I had or obtained any direct or indirect beneficial ownership.

Date of Certification:

Certified by:
(Printed Name)

Signature:
(Signed Name)

Last Modified: February 18, 2010